UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2021 (June 16, 2021)

Singlepoint Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53425	26-1240905
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2999 North 44th Street, Suite 530 Phoenix, AZ	85018
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (888) 682-7464

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 26, 2021 SinglePoint Inc.’s (the “Company”) subsidiary SinglePoint Direct Solar, LLC (“SDS” or “Direct Solar”) announced that it had not renewed the contract of Pablo Diaz as Chief Executive Officer of SDS. While no longer Chief Executive Officer, pursuant to the operating agreement Mr. Diaz retained one of the three seats on the board of managers of SDS and retained his 45% non-majority membership interests in SDS. On June 2, 2021, Mr. Diaz informed the Company and the SDS Board of Managers via email that he had resigned from the SDS Board of Managers. On June 3, 2021 the Company confirmed receipt and accepted his resignation as a manager of SDS via email to Mr. Diaz in which he was reminded of several continuing obligations within the original asset purchase agreement and within his employment agreement with SDS. Mr. Diaz continues to hold a 45% non-majority membership interest in SDS. The Company has learned that Mr. Diaz (and certain other parties) have a dispute with the Company which may result in litigation. To date we have not been formally served with any court documentation. The Company contends that these claims are without merit and intends to vigorously defend the Company and SDS and will pursue all appropriate legal remedies against any party that takes action to harm the Company. The Company has retained counsel to protect its interests and pursue its affirmative claims. The Company remains committed to building a national platform and footprint in the solar arena and growing SDS. SDS has been and will continue to be a key asset in the Singlepoint growth strategy. The Company has made offers to, and has retained key individuals associated with SDS, that have extensive residential and commercial solar expertise that are intimately familiar with the current SDS model that is designed to leverage its contracts with dealers, installers, suppliers, and financing sources.

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SIGNATURES

Pursuant to the requirements of the Stock Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SinglePoint Inc.

Dated: June 16, 2021	By:	/s/ William Ralston
William Ralston
Chief Executive Officer, President

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